UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2017

Date of Report

(Date of earliest event reported)

WINGS & THINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30529 (Commission File Number)	87-0464667 (IRS Employer Identification No.)

153 West Burton Avenue, Salt Lake City, Utah 84115

(Address of principal executive offices)

(801) 323-2395

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Wings & Things, Inc. (“Company”) has accepted the appointment of a new Board member to assist the Board and current management with negotiating of potential business transactions for the Company. The Board has determined it is in the best interest of the Company to accept the new Board member who has experience in these matters. Accordingly, M. Jeanne Ball, a director of the Company has agreed to resign as a director of the Company and designate Mr. Enzhong Liu to fill the director vacancy on the Board. Ms. Ball will continue to serve as Secretary/Treasurer of the Company. She has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to a Board resolution dated July 31, 2017, the Company’s Board accepted Ms. Ball’s resignation as director and appointed Mr. Enzhong Liu to fill the director vacancy on the Board. Mr. Liu is 45 years old and is currently employed as the Corporate Controller at Genesis Technology USA, Inc., a manufacturer and distributor of electronic components located in Atlanta, Georgia. He has been employed at Genesis Technology USA, Inc. since January 2011 and his primary duties include global merger and acquisition activities, financial reporting and analysis and devising operational and financial process improvements. Mr. Liu is also a Certified Public Accountant.

Mr. Liu’s financial experience and experience with merger and acquisition activities may prove helpful in our search, selection and integration of a business opportunity. During the past ten years he has not been involved in any legal proceedings that are material to an evaluation of his ability or integrity. Prior to his appointment, Mr. Liu has not had any related party transactions with the Company or its affiliates and he has no family relationship with any current executive officer or director of the Company. He does not own any common shares of the Company.

The Company has not entered into any written compensation agreement with Mr. Liu as of the date of this report, but the Company may enter into such an agreement in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	WINGS & THINGS, INC. By: /s/ Greg L. Popp Greg L. Popp, President